UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2013

PLY GEM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35930	20-0645710
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

(Address of principal executive offices)

(919) 677-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 23, 2013, Ply Gem Industries, Inc. (“Ply Gem Industries”) issued a notice of redemption pursuant to the indenture governing its 9.375% Senior Notes due 2017 (the “Notes”) that it intends to redeem, subject to the financing condition described below, $64.0 million aggregate principal amount of the Notes on June 22, 2013 (the “Redemption Date”) at a redemption price equal to 109.375% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the redemption date (the “Redemption”).

The Redemption is conditioned on the completion of a Qualified Equity Offering (as defined in the indenture governing the Notes) on or prior to the Redemption Date by Ply Gem Holdings, Inc., on terms satisfactory to Ply Gem Holdings, Inc. providing funds sufficient for Ply Gem Industries to pay the aggregate redemption price for the portion of the outstanding Notes to be redeemed on the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President and Chief Financial Officer

Dated: May 23, 2013